UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018 (December 3, 2018)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

May 2018 Transaction and Subsequent Amendments

xG Technology, Inc. (the “Company”) previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2018, that it completed a private placement of $4 million in principal amount of 6% Senior Secured Convertible Debentures (the “May Debentures”) and warrants (the “May Warrants”) to purchase 3,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”) to institutional investors. The May Debentures and May Warrants were issued pursuant to a Securities Purchase Agreement, dated May 29, 2018, by and among the Company and the purchasers’ signatories thereto (the “Holders”).

The Company also previously reported in a Current Report on Form 8-K filed with the SEC on October 11, 2018, that it agreed with a majority of the Holders (the “Majority Holders”) to modify the May Debentures by issuing amended and restated debentures (the “Initial Amended Debentures”) to the Majority Holders.

On December 3, 2018, the Company agreed with the Majority Holders to further modify the Initial Amended Debentures by issuing the second amended and restated debentures (the “Second Amended Debentures” or the “Amendments”) to the Majority Holders. The Amendments principally provide for:

1.	A five percent (5%) original issue discount was retroactively applied to the principal amount.

2.	The maturity date was extended to September 30, 2019.

3.	The equity conditions were modified.

4.	A floor price for all conversions and redemptions was added.

5.	The definitions of Mandatory Redemption Amount, Monthly Redemption Date, Monthly Redemption Date, and Optional Redemption Amount (each as defined in the Second Amended Debentures) were each modified.

6.	Interest was retroactively modified to ten percent (10%), with 12-months interest guaranteed.

7.	An alternate Conversion Price (as defined in the Second Amended Debentures) due to an Event of Default (as defined in the Second Amended Debentures) was added.

8.	The Monthly Redemption (as defined in the Second Amended Debentures) section was modified.

9.	Certain negative covenants were added.

10.	The Event of Default (as defined in the Second Amended Debentures) sections were modified.

The foregoing descriptions of the terms of the Second Amended Debentures are qualified in their entirety by reference to the provisions of the Second Amended Debentures filed as Exhibit 4.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

December 2018 Transaction

On December 3, 2018, the Company closed a tranche of a private placement (the “Private Placement”) of $3.5 million in principal amount of 10% Senior Secured Convertible Debentures (the “December Debentures”). The December Debentures were issued pursuant to a Securities Purchase Agreement, dated December 3, 2018 (the “Purchase Agreement”), by and among the Company and Majority Holders. The initial closing of the Private Placement resulted in gross proceeds of $2 million before fees and other expenses associated with the transaction. The proceeds will be used primarily for working capital and general corporate purposes.

The December Debentures contain a five percent (5%) original issue discount to the principal amounts contained therein. Prior to the Maturity Date (as defined below), the December Debentures bear interest at 10% per annum, with 12 months interest guaranteed. Interest shall be paid quarterly in cash on January 1, April 1, July 1, and October 1 beginning on the first such date after the issuance of the December Debentures, on each Conversion Date (as defined in the December Debentures), on each redemption date (as set forth in the December Debentures), and on the Maturity Date (as defined below). The December Debentures rank senior to the Company’s existing and future indebtedness (except with respect to the Second Amended Debentures) and are secured to the extent and as provided in the security and related documents (see below) attached hereto as Exhibits 10.2 and 10.3.

The December Debentures are convertible at any time after their date of issuance at the option of the Majority Holders into shares of Common Stock at $0.45 per share (the “Conversion Price”). The December Debentures mature on September 30, 2019 (the “Maturity Date”). Commencing on February 1, 2019, and continuing for each fiscal month thereafter through the Maturity Date, the Company will make payments of principal and interest as Monthly Redemptions (as defined in the December Debentures) to the Majority Holders in order to fully amortize the December Debentures. The Conversion Price is subject to adjustment for Events of Default (as defined in the December Debentures) and upon stock splits, reverse stock splits, and similar capital changes.

At any time after issuance of the December Debentures, and subject to the certain Equity Conditions (as defined in the December Debentures) the Company may redeem any portion of the principal amount of the December Debentures, any accrued and unpaid, and any other amounts due under the December Debentures. If the Company exercises its right to prepay the December Debentures, the Company will pay to the Majority Holders an amount in cash equal to the sum of the then outstanding principal amount of the December Debentures and guaranteed interest as follows: (i) from the initial issuance date of the Debentures to the day prior to the 181-day anniversary of the issuance of the December Debentures, a 110% premium; and (ii) from the 181-day anniversary of the issuance of the December Debentures to the Maturity Date, a 115% premium. The Majority Holders may continue to convert the December Debentures until the Optional Redemption Payment (as defined in the December Debentures) is paid.

At any time after issuance of the December Debentures, in the event that the Company consummates a Subsequent Financing (as defined in the December Debentures), the Company must make a mandatory redemption in full of the December Debentures, in cash, to the Holders at the same premiums described with respect to the Optional Redemption (as defined in the December Debentures).

Until the 90-day anniversary of the December Debentures, the Company may not consummate a Subsequent Financing (as defined in the December Debentures). So long as the December Debentures are outstanding, the Company is prohibited from entering into any Variable Rate Transactions (as defined in the December Debentures).

The conversion of the December Debentures are subject to beneficial ownership limitations such that a Majority Holder may not convert a December Debenture to the extent that such conversion would result in the Majority Holder being the beneficial owner in excess of 4.99% (or, upon election of such Majority Holder, 9.99%), which beneficial ownership limitation may be increased or decreased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until 61 days following notice to the Company. Additionally, the Company may not issue shares of Common Stock underlying the December Debentures equal to more than 19.99% of the issued and outstanding shares of Common Stock as of May 29, 2018, without stockholder approval.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), including pursuant to Rule 506 thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investor regarding the Company or the securities offered in the Private Placement.

Pursuant to the terms of a Security Agreement, dated December 3, 2018, by and among the Company, its subsidiaries, and the Majority Holders, the Company’s obligations under the December Debentures and the subsidiary companies’ obligations under the Subsidiary Guarantee, dated December 3, 2018, executed by such subsidiaries, are secured by all of the assets of the Company and the subsidiary companies, including without limitation all right, title and interest of the Company in and to all trademarks, patents and copyrights and applications and licenses therefore and products and proceeds thereof.

Pursuant to the Registration Rights Agreement, dated December 3, 2018 (the “Registration Rights Agreement”), by and among the Company and the Majority Holders, the Company must within ten (10) days of the initial closing date file with the SEC a registration statement on Form S-3 (or other applicable registration statement under the Securities Act) covering the resale of all shares of Common Stock issuable upon conversion of the December Debentures.

In connection with the foregoing, the Company obtained from the Majority Holders Voting Agreements, dated December 3, 2018 (each, a “Voting Agreement”), whereby the Majority Holders agree to vote all shares of Common Stock over which they have voting control in favor of any resolution presented to the stockholders of the Company to approve the issuance, in the aggregate, of more than 19.99% of the number of shares of Common Stock outstanding on May 29, 2018.

The foregoing does not purport to be a complete description of the Purchase Agreement, the December Debentures, the Security Agreement, the Subsidiary Guarantee, the Registration Rights Agreement, and the Voting Agreements, and are qualified in their entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 4.2, 10.2, 10.3, 10.4, and 10.5, respectively, to this Form 8-K and are incorporated by reference herein.

A.G.P./Alliance Global Partner served as the Placement Agent for the Company.

On December 4, 2018, the Company issued a press release announcing the closing of a tranche of the Private Placement (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Exhibit 99.1 contains, and may implicate, forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 4.1	Form of Second Amended and Restated 6% Senior Secured Convertible Debenture
Exhibit 4.2	Form of 10% Senior Secured Convertible Debenture
Exhibit 10.1	Form of Securities Purchase Agreement, dated December 3, 2018, by and among the Company and the purchaser signatories thereto
Exhibit 10.2	Form of Security Agreement, by and among the Company, its subsidiaries, and each of the secured parties thereto
Exhibit 10.3	Form of Subsidiary Guarantee, dated December 3, 2018, executed by each of the Company’s subsidiaries
Exhibit 10.4	Form of Registration Rights Agreement, dated December 3, 2018, by and among the Company and the purchasers under the Purchase Agreement
Exhibit 10.5	Form of Voting Agreement, December 3, 2018, between the Company and each purchaser under the Purchase Agreement
Exhibit 99.1	Press Release of xG Technology, Inc., dated December 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2018	xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
	Name:	Roger Branton
	Title:	Chief Executive Officer